UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 9, 2011

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(865) 223-6575

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2011, the Board of Directors appointed Mr. David J. Voyticky, a member of its Board, as President of the Company.  Previously, Mr. Scott Boruff, the Company’s Chief Executive Officer, has also held the title of President.  Mr. Boruff will continue as the Company’s Chief Executive Officer.

The Company has entered into an Employment Agreement with Mr. Voyticky with an initial term of two years that will automatically renew for successive one year periods unless it is not renewed upon 60 days written notice by either the Company or Mr. Voyticky.  Under the Agreement, Mr. Voyticky is to receive an annual base salary of $475,000, and a stock option grant of 2,300,000 shares at an exercise price of $5.35 per share vesting over four years, which is contingent upon continued service to the Company.  In addition, Mr. Voyticky will receive an annual incentive opportunity to be determined each year by the Compensation Committee of the Board of Directors which will range between 100% to 300% of Mr. Voyticky’s base salary.  Mr. Voyticky will also receive a $1,000 per month automobile allowance.  The agreement contains a maximum severance amount of one year’s salary, which is only payable in the case of termination without cause, and a one-year non-compete clause. Upon a termination of employment because of a change in control of the Company, Mr. Voyticky will be paid an amount equal to 2.99 multiplied by his annualized salary that he is then earning, payable in a lump-sum payment upon the closing of the change in control.  Mr. Voyticky will receive the same benefits that all of our employees receive with respect to health and life insurance.

Mr. Voyticky has served on the Board of Directors since April 26, 2010.  Mr. Voyticky will retain his seat on the Board of Directors, but like our other employee Directors, will not receive any additional compensation for his Board service. Mr. Voyticky was not considered an independent Director and is not a member of any committee of the Board.

The foregoing description of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.46.

Item 7.01	Regulation FD disclosure.

On June 14, 2011, we issued a press release announcing the hiring of David J. Voyticky as President of the Company.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.46	Employment Agreement dated June 9, 2011 by and between Miller Energy Resources, Inc. and David J. Voyticky

99.1	Press Release Dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: June 14, 2011	By:	/s/ Paul W. Boyd
Paul W. Boyd, Chief Financial Officer